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                                                                  EXHIBIT (i)(2)


          [Skadden, Arps, Slate, Meagher & Flom (Illinois) Letterhead]

                                                               April 23, 2003



Van Kampen
Comstock Fund
1 Parkview Plaza
Oakbrook Terrace, IL  60181

            Re:        Van Kampen Comstock Fund --
                       Registration Statement on Form N-1A
                       (File Nos. 2-27778, 811-1570)

Ladies and Gentlemen:



         We hereby consent to the reference to our firm under the heading
"Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.


                                                       Very truly yours,

                                               /s/ Skadden, Arps, Slate, Meagher
                                                       & Flom (Illinois)



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